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                                                                   EXHIBIT 10.4

                       REAL ESTATE MANAGEMENT AGREEMENT

   THIS AGREEMENT, made as of the 1st day of October, 2002, between PARK PLAZA MALL, LLC, having an office at c/o First Union Real Estate Equity and Mortgage Investments, 125 Park Avenue 14th Floor, New York, New York 10017, ("OWNER"), and GENERAL GROWTH MANAGEMENT, INC., having a principal address 110 North Wacker Drive, Chicago, Illinois, 60606 ("AGENT").

                              W I T N E S S E T H

   In consideration of the Covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                      APPOINTMENT AND AUTHORITY OF AGENT

   1.1 Owner owns a shopping center (referred to as the "PREMISES"), identified on EXHIBIT A attached hereto and made a part hereof. Owner hereby appoints Agent as the sole and exclusive managing and leasing agent for the Premises, and hereby authorizes Agent to exercise such powers with respect to the Premises as may be necessary for the performance of Agent's obligations under Article II, and Agent accepts such appointment on the terms and conditions hereinafter set forth for a term as provided in Article V and agrees to manage, operate and maintain the Property in a faithful and diligent manner, subject to the terms and conditions in this Agreement. Agent shall have no right or authority, express or implied, to commit or otherwise obligate Owner in any manner whatsoever except to the extent specifically provided herein.

                                  ARTICLE II

                               AGENT'S AGREEMENT

   2.1 Agent, on behalf of Owner, shall implement, or cause to be implemented, the decisions of Owner and shall conduct the ordinary and usual business affairs of Owner as provided in this Agreement. Agent shall at all times use reasonable efforts to conform to the policies and programs established by Owner and identified to Agent, and the scope of Agent's authority shall be limited to said policies. All undertakings incurred by Agent on behalf of Owner under this Agreement shall be at the cost and expense of Owner unless otherwise provided for herein. Agent agrees to use its best efforts in the management and operation of the Premises, and to comply with Owner's instructions. If Owner has or creates a Managing Agent's Manual ("the Manual") which summarizes the instructions, then the "MANUAL" furnished by Owner to Agent shall be made a part hereof. In the event of any inconsistency or conflict between the terms and provisions of this Agreement and the Manual or the policies and programs established by Owner, the terms and provisions of this Agreement shall govern and be binding. Agent shall perform the following duties in connection with the management and operation of the Premises:

      (a) Contract, for periods limited to Owner's possession of the Premises, but not in excess of one (1) year, in the name of Owner, for gas, electricity, water and such other services as are being currently furnished to the Premises. Service contracts shall be written to include a thirty (30) day notice of cancellation by Owner wherever possible. All service contracts in effect at the date hereof in respect of the Premises, including the terms thereof (with cancellation right, if any), the services provided thereunder and the charges called for thereby, should be detailed in the Annual Budget. No such contract, other than a contract for an item specified in the Annual Budget or for water or utilities, which involves an expenditure in excess of the amount set forth in paragraph 3 of EXHIBIT A attached hereto shall hereinafter be entered into by Agent without the prior approval of Owner.

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      (b) Select, employ, pay, supervise, train, direct and discharge all employees necessary for the operation and maintenance of the Premises, including the payment of all related expenses, compensation, salary, bonuses, fringe and fringe-related costs in accordance with industry practices and, where applicable, the Annual Budget, carry Worker's Compensation Insurance (and, when required by law, compulsory Non-Occupational Disability Insurance) covering such employees, and use reasonable care in the selection and supervision of such employees. Owner agrees to reimburse Agent for any reasonable relocation costs associated with the relocation of exempt level employees to the Premises. Agent will keep bi-weekly time sheets which shall be available for inspection by Owner. Agent shall prepare or cause to be prepared and timely filed and paid, all necessary returns, forms and payments in connection with unemployment insurance, medical and life insurance policies, pensions, withholding and social security taxes and all other taxes relating to said employees which are imposed by any federal, state or municipal authority. Agent shall also provide usual management services in connection with labor relations and shall prepare, maintain and file all necessary reports with respect to the Fair Labor Standards Act and all other required statements and reports pertaining to labor employed at the Premises. Agent shall use its best efforts to comply with all laws and regulations and collective bargaining agreements, if any, affecting such employment. Agent will be and will continue throughout the term of this Agreement to be an Equal Opportunity Employer. All persons employed in connection with the operation and maintenance of the Premises shall be employees of Agent.

   Owner warrants and represents that as of the date of this Agreement, the employees of the current manager of the Premises that the Agent has been asked to retain have never been employed by Owner nor participated in any retirement plan offered by Owner, are not presently or in the past been represented by a labor union in their employment at the Premises and that the Agent will not incur any unfunded vested retirement plan liability arising out of these employees' employment by any previous manager at the Premises.

      (c) Keep the Premises, or cause the Premises to be kept in a safe, clean and sightly condition and make and contract for all repairs, alterations, replacements, and installations, do or cause to be done all decorating and landscaping, and purchase all supplies necessary for the proper operation and maintenance of the Premises as a first-class regional shopping mall and the fulfillment of Owner's obligations under any lease, operating agreement or other agreement or compliance with all governmental and insurance requirements, provided that, except as provided in Section 2.4 hereof, Agent shall not make any purchase or do any work, the cost of which shall exceed the approved budget or the amount set forth in paragraph 3 of EXHIBIT A attached hereto, without obtaining in each instance, the prior approval of Owner, except in circumstances which Agent shall deem to constitute an emergency requiring immediate action for the protection of the Premises or of tenants or other persons or to avoid the suspension of necessary services or in order to cure any violation or other condition which would subject Owner or Agent to any criminal penalty or civil fine. Agent shall promptly notify Owner immediately of the necessity for, the nature of, and the cost of, any such emergency repairs or any action to cure any such violation or other condition. Agent shall arrange for and supervise, on behalf of Owner, the performance of all alterations and other work to prepare or alter space in the Premises for occupancy by tenants thereof. Agent shall submit a list of contracts and subcontractors performing tenant work, repairs, alterations or services at the Premises, under Agent's direction for Owner's approval before such subcontractors commence any work at the Premises.

      It is understood that Agent shall not be required to undertake the making or supervision of extensive reconstruction of the Premises or any part thereof except after written agreement by the parties hereto as to any additional fee to be paid for such services.

      Owner shall receive the benefit of all discounts and rebates obtainable by Agent in its operation of the Premises. Owner is entitled to discounts from various contractors and suppliers under National Agreements; Agent, if informed by Owner of such National Agreements, agrees to take advantage of such National Agreements wherever feasible. Agent agrees to obtain a minimum of three (3) competitive bids for the performance of any work at the Premises exceeding $15,000.00, to furnish copies of such bids to Owner and to accept such bid as Owner may direct.


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      If Agent desires to contract for repair, construction or other service described in this paragraph (c) (other than work done at the request of a tenant and at the tenant's sole cost and expense, hereinafter referred to as "Tenant's Work") with a party with respect to which any partner or shareholder of Agent holds a beneficial interest, or with any subsidiary, affiliate or related corporation in which Agent shall have a financial interest, such interest shall be disclosed to, and approved by Owner in writing before such services are procured. The cost of any such services shall likewise be at competitive rates, notwithstanding that tenants of the Premises may be required to pay such costs. Agent, or the general contractor working under the supervision of Agent, is authorized to make and install Tenant Work, and Agent may collect from such tenant or such general contractor, for its sole account, its charge for supervisory overhead on all such Tenant Work; provided in each instance Owner is notified, in advance, in writing of the scope of such work and the identities of the tenant and contractors involved in such work. Agent shall hold Owner harmless from any claims which may be advanced by any such tenant in connection with Tenant Work performed by Agent or under Agent's supervision. Agent, however, shall not require any tenant to use Agent, its subsidiary, affiliate or related corporation or its general contractor to perform such Tenant Work.

      (d) Handle promptly complaints and requests from tenants and parties to reciprocal easement agreements, notify Owner of any major complaint made by any such tenant or party and notify owner promptly (together with copies of supporting documentation), of: the receipt of any notice of violation of any governmental requirements; and known orders or requirements of insurers, insurance rating organizations, Board of Fire Underwriters or similar bodies; any known defect in the Premises; any known fire or other damage to the Premises, and complete customary loss reports in connection with fire or other damage to the Premises.

      (e) Notify Owner's General Liability Insurance carrier and Owner promptly of any personal injury or property damage known to Agent occurring to or claimed by any tenant or third party on or with respect to the Premises and promptly forward to the carrier, with copies to the Owner, any summons, subpoena, or other like legal document served upon Agent relating to actual or alleged potential liability of Owner, Agent, or the Premises, with copies to Owner of all such documents.

      (f) Advise Owner of those exceptions in leases, operating agreements and other agreements in which the tenants or parties to such agreements do not agree to hold Owner harmless with respect to liability from any accidents and/or to replace broken glass.

      (g) Subject to Agent entering into cash management agreements in form and content acceptable to Owner's mortgage and mezzanine lenders, receive and collect rent and all other monies payable to Owner by all tenants and licensees in the Premises and by all other parties including department stores under ground leases and reciprocal easement agreements and tenants under leases of free-standing stores. In this connection, Agent shall calculate all amounts due to Owner from such tenants, licensees and other parties, including annual or periodic adjustments where applicable, and shall, when appropriate, submit statements or invoices to such tenants, licensees and parties. Agent shall deposit the same promptly in the bank named on EXHIBIT A attached hereto (the "Bank") in an account with a title
   including a distinctive portion of Agent's name and "              " or such
   other designation as Owner may direct (the "BANK ACCOUNT"), which account shall be used exclusively for such funds. Owner's representative will be a signatory on all bank accounts maintained by Agent. Agent shall pay the operating expenses of the Premises and any other payments relative to the Premises as required by the terms of this Agreement out of the Bank Account. All amounts received by Agent for or on behalf of Owner shall be and remain the property of Owner. Checks may be drawn on the above-mentioned Bank Account only for purposes authorized under this Agreement. Copies of the monthly statements for each such Bank Account shall be sent to Owner. No funds of Agent or others shall be commingled with funds in any such Bank Account. Owner has the right to control the types of cash management accounts and dictate the specifics of said accounts with respect to disbursement and management of funds.

      (h) Serve notices of default upon tenants of space in the Premises and other parties which are in default in performing obligations under their leases, reciprocal easement agreements or other agreements, with

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   copies sent simultaneously to Owner, and attempt to cause such defaults to be cured. Agent shall, subject to Owner's consent with respect to any tenant who occupies more than 2,000 square feet, utilizing counsel theretofore approved by Owner, institute all necessary legal action or proceedings for the collection of rent or other income from the Premises, or the ousting or dispossessing of tenants or other persons therefrom, and all other matters requiring legal attention. Agent agrees to use its best efforts to collect rent and other charges from tenants in a timely manner and to pursue Owner's legal remedies for non-payment of same. Owner reserves the right to designate or approve counsel and to control litigation of any character affecting or arising out of the operation of the Premises and the settlement of such litigation.

      (i) Bond Agent and/or all of Agent's employees who may handle or be responsible for monies or property of Owner with a "comprehensive 3-D" or "Commercial Blanket" bond, in an amount of $100,000.

      (j) Notify Owner immediately of any known fire, accident or other casualty, condemnation proceedings, rezoning or other governmental order, lawsuit or threat thereof involving the Premises; and the receipt of any notice of violations relative to the leasing, use, repair and maintenance of the Premises under governmental laws, rules, regulations, ordinances or like provisions.

      (k) If Owner so directs, make timely payment of real estate and personal property taxes and assessments levied or assessed against the Premises or personal property used in connection therewith. Agent shall promptly furnish Owner with copies of all assessment notices and receipted tax bills.

      (1) Cooperate with Owner's national energy conservation policies, and submit energy consumption reports for the Premises as required in accordance with Owner's program for property energy audits and review reports.

      (m) Cooperate with Owner in attaining certain corporate objectives, i.e., purchase and reporting of goods and services furnished or supplied by minority groups.

      (n) Promptly comply in all material respects with all present and future laws, ordinances, orders, rules, regulations and requirements of all Federal, state and local governments, courts, departments, commissions, boards and offices, any national or local Board of Fire Underwriters or Insurance Services offices having jurisdiction, or any other body exercising functions similar to those of any of the foregoing which may be applicable to the Premises or any part thereof or to the leasing, use, repair, operation and management thereof, but only to the extent that such compliance is reasonably capable of being carried out and complied with by Agent and Agent has available the necessary funds therefor from collections or advances by Owner. Agent shall give prompt notice to Owner of any known violation or the receipt of notice of alleged violation of such laws. As and when directed by Owner, Agent shall institute in its name, or in the name of Owner, using counsel selected by Owner, appropriate actions or proceedings to contest any such law, ordinance, rule, regulation, order, determination or requirement.

      (o) Promote the Premises and participate as Owner's representative in any Merchant's Associations or Promotional Organizations (collectively, the "PROMOTIONAL ORGANIZATIONS") established to promote the Premises, and in connection therewith, employ (via a property level reimbursement or tenant reimbursement) and direct the activities of a marketing director for the Premises.

      (p) Consent to and approve tenant alteration work and installations which are performed by tenants of space in the Premises and are provided for in the leases of such tenants. Agent is authorized to approve tenant alteration work and installations not provided for in leases if (i) such alteration work and installations are made solely at the expense of the tenant, and
   (ii) such alteration work and installations do not affect the structural integrity of any building and (iii) such alteration work and installations are consistent with the overall leasing plan for the Premises and do not interfere with any other tenant's use of the Premises.

      (q) Provide, upon Owner's request and in accordance with the provisions of section 7 and section 9 of Exhibit A, general contracting and construction management services ("DEVELOPMENT SERVICES") and consultation to Owner for the Premises which shall include, without limitation, the management, supervision and administration of, and provisions for services for the improvement, expansion (and in the

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   event of damage or condemnation, the reconstruction thereof) of the
   Premises, including advice, expertise and support of Agent provided and/or retained and/or coordinated by home office and on-site personnel including, without limitation, executive personnel, design and engineering personnel, clerical personnel, legal and accounting personnel. Such personnel will perform consultation and various functions involved with Development Services including, without limitation, the following: design, planning, architectural, engineering, acquisition and negotiation, negotiations with department stores for site acquisition and operation in the Premises; permits and licenses; pre-opening advertising and publicity; market research; site work; negotiations with public authorities, public hearings; project management and all other activities necessary to accomplish the improvement, expansion or reconstruction of the Premises.

      (r) If Owner so directs, pay when due (i) all debt service and other amounts due under any mortgages which encumber the Premises or any part thereof, and give Owner notice of the making of each payment, and (ii) all rent and other charges payable under any ground lease of land included in the Premises under which Owner is the tenant.

      (s) Cause the requirements on the part of Owner under all such mortgages and ground leases, all leases of space in the Premises, all ground leases and reciprocal easement agreements with department stores and all other agreements affecting or relating to the Premises which are known or made known to Agent, including, without limitation, the furnishing of all services and utilities called for therein, to be carried out and complied with in all material respects, but only to the extent that such requirements are at the time reasonably capable of being carried out by Agent and complied with and Agent has available the necessary funds therefor from collections or advances by Owner. Agent shall notify Owner promptly of any default under any such mortgage, lease, ground lease, reciprocal easement or other agreement on the part of Owner, the tenant or other party thereto, of which Agent becomes aware.

      (t) Use its reasonable efforts to require compliance with the requirements of leases of space in the Premises, ground leases, reciprocal easement agreements and all other agreements affecting or relating to the Premises which are known or made known to Agent on the part of tenants, department stores and other parties thereto and enforce compliance with the rules and regulations, sign criteria and like standards for the Premises adopted by Owner from time to time.

      (u) Cause Owner to be furnished with an executed copy of each lease, lease renewal, lease amendment, service contract and other agreement entered into on or after the date of this Agreement in connection with the operation, management and leasing of the Premises, and use reasonable efforts to secure from tenants and parties to reciprocal easement agreements, and furnish to Owner, any certificates of insurance, and renewals thereof, required to be furnished by the terms of their leases or agreements.

      (v) Inspect the Premises periodically and submit reports of findings and recommendations to Owner which shall include, without limitation, recommendations as to required repairs, replacements or maintenance.

      (w) Erect barriers or chains for the purpose of blocking access to the common areas of and buildings included in the Premises as local law may require, or, directed in writing by Owner, in order to avoid the dedication of the same for public use and furnish appropriate evidence of same to Owner. Agent shall give any advance notice of the erection of such barriers or chains which may be required under reciprocal easement agreements or ground leases with department stores.

      (x) Use its reasonable efforts to obtain from tenants of the Premises and department stores which are parties to reciprocal easement agreements or ground leases waivers of their insurers' rights of subrogation in respect to policies of fire and extended coverage and other property damage insurance carried by them in favor of Owner, Agent and any department store or tenant for which Owner is obligated to attempt to obtain such waivers under a ground lease, reciprocal easement agreement or space lease.

      (y) Provide and prepare standard quarterly statements and other required reports to be submitted by Owner to its lenders.

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      (z) Perform its duties in the renting, management, operation and maintenance of the Premises applying prudent and reasonable business practices, using reasonable care and diligence in carrying out its responsibilities under this Agreement. Agent shall maintain those portions of the common areas of the Premises which are Owner's obligation to maintain in a clean and attractive first-class condition, use reasonable efforts to enforce the provisions of applicable leases, ground leases and reciprocal easement agreements so as to cause tenants and department stores to maintain their premises and common areas, if any, in similar condition, arrange for necessary security for the Premises and their common areas and arrange for cleaning and snow removal for the parking areas and roadways of the Premises. Agent shall recommend to Owner from time to time such procedures with respect to the Premises as Agent may deem advisable for the more efficient and economic management and operation thereof.

       Owner recognizes and understands that Environmental Services (as hereinafter defined) are not actions or services that Agent is required to perform under this Agreement and Owner further recognizes and understands that Agent is not a consultant or a contractor that performs Environmental Services. Upon Owners request, Agent agrees to obtain and coordinate for and on behalf of Owner, such Environmental Services that Owner may request or require. Owner shall reimburse Agent for its administrative costs in connection with the coordination of such Environmental Services. In addition, Owner shall reimburse Agent for the costs of outside professionals retained to perform Environmental Services. Environmental Services is defined to be those acts or actions involving the presence, use, exposure, removal, restoration, or introduction of Hazardous Materials (as hereinafter defined) and the investigation of and compliance with any and all applicable rules, laws, or regulations of local state or federal authorities which apply or regulate Hazardous Materials. Hazardous Materials means any hazardous, radioactive or toxic substance, material or waste listed in the United States Department of Transportation Hazardous Materials Table; or by the Environmental Protective Agency as hazardous substances; or such substances, material and waste which are or become regulated under applicable local, state or federal law including materials which are petroleum products, asbestos, polychlorinated biphenyls, or designated as hazardous substances under the Clean Water Act; or defined as hazardous waste under the Resource Conservation and Recovery Act; or defined as hazardous substances under the Comprehensive Environmental Response, Compensation and Liability Act.

      (aa) Agent agrees that, unless specifically agreed to in writing by the Owner, all contracts executed by 3rd party vendors, suppliers, contractors, etc. will have a provision whereby said vendor, supplier or contractor indemnifies Owner for the vendor's, supplier's, or contractor's negligence.

   2.2 Agent agrees to render monthly, quarterly and annual reports relating to the management and operation of the Premises for the preceding calendar month, quarter and year, as the case may be, on or before the fifteenth (15th) day of the month following the end of the month, quarter or year, as the case may be, in form satisfactory to Owner in accordance with Exhibit B. At Owner's request, Agent shall update Owner's Argus reports up to twice per year. Agent shall have the option to provide any and all such reports electronically. Agent agrees that Owner shall have the right to require the transfer to Owner at any time of any funds in the Bank Account considered by Owner to be in excess of an amount reasonably required by Agent for disbursement purposes in connection with the Premises. Agent agrees to keep records with respect to the management and operation of the Premises as prescribed by Owner, and to retain those records for periods specified by Owner, but not to exceed a period of the greater of two (2) years after the expiration or earlier termination of this Agreement or any applicable period that is required by law for the retention of such records. Owner shall have the right to inspect such records and audit the reports required by this Section during business hours for the life of this Agreement and thereafter during the period such records are to be retained pursuant to this Section. In addition, Agent agrees that such records may be examined from time to time during the period by said regulatory authorities having jurisdiction over Owner.

   2.3 Agent shall ensure such control over accounting and financial transactions as is reasonably required to protect Owner's assets from loss or diminution.

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   2.4  Agent shall establish and prepare, or as otherwise authorized by Owner, operating and capital improvement budgets for the promotion, operation, repair and maintenance of the Premises for each calendar year (Annual Budget) with the exception of the Annual Budget for 2002 that has been delivered to Agent and Agent shall adhere to in the performance of its duties under this Agreement. Preliminary and final budgets will be due 120 and 75 days, respectively, prior to commencement of the calendar year to which they relate, except for the first year of this Agreement, when preliminary budgets will be delivered to Owner by November 1st, and final budgets will be delivered to Owner by December 1st.
Such budgets shall be prepared on both an accrual basis and a cash basis showing a month-by-month projection of income and expenses and capital expenditures and contain all necessary supporting data, including bids for capital items. Such budgets shall be subject to Owner's approval.

      (a) Agent shall meet, at Agent's expense, with Owner at the Premises or Owner's office, not less frequently than semi-annually, to review the operations of the Premises, to review and, if appropriate, revise in light of actual experience the operating and capital improvement budgets theretofore approved by Owner as hereinafter provided and to consider other matters which Owner may raise. One of such meetings each year (the "BUDGET MEETING") shall be held before the close of the then current calendar year for the purpose of reviewing and approving the operating and capital improvement budgets for the ensuing calendar year.

      (b) Upon approval of the operating budget by Owner, and unless and until revoked or revised by Owner, Agent shall have the right, without further consent or approval by Owner to incur and pay the operating expenses set forth in the approved operating budget.

      (c) At the request of Owner from time to time Agent shall prepare and submit to Owner (i) operating projections for the Premises for the ensuing five (5) years, such projections to be made on a year-by-year basis and to be based on Agent's best judgment as to the future, taking into consideration known circumstances and circumstances Agent can reasonably anticipate are likely to occur, and (ii) a schedule in reasonable detail of capital improvements, repairs and replacements not provided or in the current capital improvement budget which Agent reasonably anticipates will be required or should be made in the foreseeable future, with Agent's opinion as to the relative priority and cost of each thereof.

   2.5 Agent shall bear the full cost and expenses incurred by its home office or regional office personnel in connection with their travel to the Premises to the extent such travel is required by the Agent for the normal supervision of the management and leasing of the Premises.

   2.6 Agent agrees to use all reasonable efforts to have the Premises rented to desirable tenants, satisfactory to Owner, considering the nature of the Premises, and in connection therewith:

      (a) Negotiate, as the exclusive agent of Owner, all leases and renewals of leases at the appropriate time, it being understood that all inquiries to Owner with respect to leasing any portion of the Premises shall be referred to Agent. All leases, renewals and amendments for lease terms in excess of ninety (90) days must be prepared in accordance with Exhibit C by Agent in accordance with the Annual Budget and be submitted to Owner's representative for execution by Owner. Agent is authorized to negotiate and execute leases with lease terms of one (1) year or less (temporary tenant leases). If Agent shall have or receive a prospective tenant reference from a property other than the Premises in which Agent or any subsidiary or affiliate thereof has a beneficial interest or which Agent or any subsidiary or affiliate thereof manages (other than a property managed by Agent for Owner), Agent shall promptly declare its potential conflict of interest to Owner and Owner shall determine if negotiations with such prospective tenant shall be undertaken by Agent, Owner or a third party approved by Owner. Agent also is authorized to negotiate and execute on Owner's behalf lease amendments which change a tenant's commencement date by sixty (60) days or less. Notwithstanding the foregoing, Owner acknowledges that the actual negotiation and drafting of lease and lease-related documentation shall be performed by Owner's outside counsel, at Owner's sole cost and expense.

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      (b) Owner acknowledges and understands that Agent manages properties for third parties, including properties that may be owned by affiliates of Agent or owned by persons that also own Agent. Owner further acknowledges and understands that Agent routinely and customarily negotiates tenant leases for multiple locations involving two or more properties (one or more of which may be the Premises and one or more of which may be properties owned by others). Agent conducts such multiple location negotiations in good faith for the benefit and interests of Owner and other property owners. Agent shall be entitled to assume that such leasing practices are approved and acceptable to Owner, unless and until Owner specifically disapproves the practice and so notifies Agent.

      (c) With Owner's prior approval, advertise the Premises or portions thereof for rent, by means of periodicals, signs, plans, brochures and other means appropriate to the Premises.

      (d) In no event shall Agent engage or utilize the services of an outside broker in connection with any lease without Owner's prior written consent. In any case in which Owner requests or gives such consent, Agent shall cause such broker to enter into a written agreement with Owner, on terms reasonably satisfactory to Owner, with respect to such broker's commission and Owner shall be responsible for the payment of such commission if earned pursuant to the terms of said agreement.

   2.7 Agent agrees, for itself and all persons retained or employed by Agent in performing its services, to hold in confidence and not to use or disclose to others any confidential or proprietary information of Owner heretofore or hereafter disclosed to Agent and identified in writing by Owner as confidential or proprietary, including, but not limited to, any financial data, information plans, programs, processes, costs, operations or tenants which may come within the knowledge of Agent in the performance of, or as a result of, its services, except where required by judicial or administrative order, or where Owner specifically authorizes Agent to disclose any of the foregoing to others or such disclosure reasonably results from the performance of Agent's duties hereunder.

   2.8 If at any time there shall be insufficient funds available to Agent from collections to pay any obligations of Owner required to be paid under this Agreement, Agent shall promptly notify Owner and Agent shall not be obligated to pay such obligations unless Owner furnishes Agent with funds therefor.

   2.9 General Growth Marketing Services ("GGMS"), an unincorporated division of Agent, will direct, under Agent's supervision, the marketing and promotional activities for the Premises, including those set forth in Section 2.1(o). Agent shall cause GGMS to continue to provide such services to the Premises during the terms of this Agreement. Incident to such services, GGMS recommends appropriate staffing to effectively market the Premises and manages the development and execution of the property and marketing plan for the Premises. Owner acknowledges that GGMS may retain, for these services, $35,000.00 per year, payable in equal monthly installments of $2,916.67 per month. Owner additionally acknowledges that GGMS or Center Advertising Agency, an unincorporated division of Agent, may retain the customary trade discounts or rebates incident to its contracting for advertising for the Promotional Organizations, the cost of which advertising is borne by the Promotional Organizations. Moreover, Owner agrees that Agent or GGMS shall additionally be entitled to receive the fee set forth in EXHIBIT A attached hereto for its services incident to contracting and managing revenue-producing transactions, contracts, ancillary programs, events and activities.

   2.10 Except as otherwise provided in this Agreement, Agent assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith and in accordance with the standards required under this Agreement.

   2.11 Owner recognizes and understands that Security Services (as hereinafter defined) are not actions or services that Agent is required to perform under this Agreement and Owner further recognizes and understands that Agent is not a consultant or a contractor that performs Security Services. Upon Owner's request, Agent agrees to obtain and coordinate for and on behalf of Owner, such Security Services that Owner may request or require in accordance with the Annual Budget and Agent shall be responsible for supervision and enforcement of any such contract. Owner shall reimburse Agent for the costs of professionals should they be retained to perform Security Services. Security Services is defined to be those acts or actions involving the analysis of the existing security operations, including that of staffing levels, training, equipment procurement and use; recommendations regarding proposed staffing levels, training and equipment including recommendation, selection and procurement of third party or proprietary security vendors, and coordination and ongoing administration and monitoring of such third party or proprietary security vendors.

                                  ARTICLE III

                              OWNER'S AGREEMENTS

   3.1 Owner, at its option, may pay directly all taxes, special assessments, ground rents, insurance premiums and mortgage payments. If Owner makes such election, Agent shall advise Owner of the due dates of such taxes assessments, insurance premiums and mortgage payments. Otherwise, Agent shall make such payments promptly so as to avoid late fees, penalties or other charges.

   3.2 At Owner's option, Owner shall self-insure or carry insurance upon the Premises and shall look solely to such insurance for indemnity against any loss or damage to the Premises, except to the extent provided in Section 3.3 of this Agreement. Owner shall obtain waivers of subrogation against the Agent under all such policies. Owner shall provide and maintain at Owner's sole cost and expense commercial general liability insurance, including bodily injury, contractual liability (with respect to the indemnity set forth in Section 3.3 hereof) and broad form property damage liability, in connection with the ownership, use and occupancy of the Premises, in the amount of not less that $100,000,000. Agent shall be named in the commercial general liability policies as an additional insured, with a restrictive endorsement, which means Agent is an additional insured with respect to the locations specified in this Agreement only.

   3.3 Except as herein expressly provided, Owner agrees to indemnify and save harmless Agent and its shareholders, directors, officers and employees from and against all claims, losses and liabilities resulting from: (i) damage to property or injury to, or death of, persons from any cause whatsoever when Agent's intent is as to carrying out the provisions of this Agreement or acting under the direction of Owner in or about the Premises; (ii) claims for personal injury, including but not limited to defamation and false arrest, when Agent is carrying out the provisions of this Agreement or acting under the direction of Owner, and (iii) claims occasioned by or in connection with or arising out of acts or omissions, other than criminal acts, of the Agent when Agent's intent is as to carrying out the provisions of this Agreement or acting under the direction of Owner and to defend or cause to be defended, at no expense to Agent or such persons, any claim, action or proceeding brought against Agent or such persons or Agent and Owner, jointly or severally, arising out of the foregoing, and to hold Agent and such persons harmless from any judgment, loss or settlement on account thereof.

   Nothwithstanding the foregoing, Owner shall not be responsible for indemnifying or defending Agent and Agent agrees to indemnify and save harmless Owner and its shareholders, directors, officers and employees, from and against claims, losses and liabilities resulting from (i) any acts or omissions that constitute gross negligence, misconduct or fraud on the part of Agent, its employees or contractors, (ii) any acts or omissions that are outside the scope of Agent's authority or responsibility under this Agreement, and (iii) the default by Agent under this Agreement (collectively, clauses (i), (ii) and (iii) are hereinafter referred to as "Agent Indemnification Events").

   Notwithstanding the foregoing, Agent shall not be responsible for indemnifying or defending Owner in respect of any matter, claim or liability which is covered by any commercial general liability insurance policies carried by Owner and under which Agent is named as an additional insured unless such matter, claim or liability arises from Agent Indemnification Events. In the event of such Agent Indemnification Events, Agent shall indemnify and defend Owner as provided above and shall look to Agent's own insurance, not Owner's policy of insurance in which Agent is named as an additional insured, as the primary insurance with respect to such acts of Agent without right of contribution from Owner's insurance except to the extent Owner has been contributorily negligent. The indemnification obligations of Owner and Agent under this
Section 3.3 shall in each case be conditioned upon (a) prompt notice from the other party after such party learns of any claim or basis therefor which is covered by such indemnity, (b) such party's not taking any steps which would bar Owner or Agent, as the case may be, from obtaining recovery under applicable insurance policies or would prejudice the defense of the claim in question, and (c) such party's taking of all necessary steps which if not taken would result in Owner or Agent, as the case may be, being barred from obtaining recovery under applicable insurance policies or would prejudice the defense of the claim in question. The provisions of this Section 3.3 shall survive the expiration or termination of this Agreement. Owner's liability under this
Section 3.3 shall in no event exceed the amount of insurance available to Owner with respect to such liability.

   3.4 Owner shall provide such office space on the Premises as may be necessary for Agent to properly perform its functions under this Agreement. Agent shall not be required to pay for utilities, telephone service or rent for the office area on the Premises occupied by Agent. Agent shall have the right to use the fixtures, furniture, furnishings and equipment, if any, which are the property of Owner in said office space. Owner shall also provide space on the Premises for use as community rooms and information and service centers where the use of such space is determined by Owner to be in the best interest of the Premises. All income derived from the utilization and/or operation of such community rooms and/or information or service centers shall belong to the Owner and all expenses relating thereto shall be borne by Owner.

   3.5 Owner agrees, at its own cost and expense, to provide Agent with the information in its possession regarding the rent rolls, and lease profiles of all tenants of the Property, including outparcel tenants and department store tenants. Such profile will include, but not be limited to information regarding rent, charges, key business terms such as termination rights, exclusives, abatements, relocation rights, kiosk restrictions, options to extend, rights of first refusal, recapture rights, cotenancy and operating covenants. Upon receipt of the information, Agent will verify the accuracy of the billing and lease profiles of ten non-anchor tenants selected by Owner. If such verification results in a finding that such information is incorrect in any material matter, Owner will engage a third party to review and report on the billing of all existing tenants. If such information is not provided to Agent within 30 days of the effective date of this Agreement, Agent may, at its option: (i) without any liability to Agent, rely on the billing methodology used by the Owner and/or previous Agent for Owner; or (ii) retain, at Owner's cost, outside personnel and/or firms to provide said information to Agent, and Agent may rely upon said information as if it were provided by Owner.

   3.6 Except as otherwise provided in this Agreement, everything done by Agent in the performance of its obligations under this Agreement and all expenses incurred pursuant hereto shall be for and on behalf of Owner and for its account. Except as otherwise provided herein, all debts and liabilities incurred to third parties in the ordinary course of business of managing the Premises are and shall be obligations of Owner, and Agent shall not be liable for any such obligations by reason of its management, supervision or operation of the Premises for Owner.

                                  ARTICLE IV

                                 COMPENSATION

   4.1 In addition to any other compensation provided to be paid to Agent under this Agreement, Owner agrees to pay to Agent as compensation for its management services hereunder, a fee at the rate specified in paragraph 5 of EXHIBIT A attached hereto. Said fee shall be payable monthly in arrears, on the 10th day of each calendar month, and shall be based on receipts from the preceding calendar month. Agent shall withdraw said fee from the Bank Account and shall account for same as provided for in Section 2.2 hereof. It is understood that there shall be excluded therefrom (i) fire loss proceeds, (ii) capital improvements, remodeling and tenant change costs (including any overhead factor payable by Tenants), (iii) amortization for tenant work, (iv) security deposits, and (v) all utility and service charges and payments not included in the basic rent, received from tenants.

   4.2 In recognition that Agent, through its Purchasing Services division acquires furniture and other personal property for the benefit of Owner on attractive terms and/or pricing, Owner agrees to pay Manager a fee equal to the lesser of one-half of the savings achieved and five percent (5%) of the costs of such furniture and personal property (excluding supplies and equipment used primarily in the common areas of the Premises) acquired for the Owner, excluding taxes, licenses, shipping and parking charges.

   4.3 For leases secured pursuant to Section 2.6, Agent shall be entitled to fees and commissions provided in Exhibit A, section 6.

   4.4 Agent will utilize electronic data processing as it determines appropriate or necessary in preparing or issuing reports required by this Agreement. Nothing contained in this Agreement shall be construed as obligating Owner without its express consent to reimburse Agent for the cost of electronic data processing reports or services (i) if such reports or services are required by Agent to fulfill any of its obligations under this Agreement or to furnish to Owner in a timely fashion any reports provided for herein, or (ii) if Agent utilizes data processing facilities or services in performing its obligations under this Agreement.
Notwithstanding the foregoing, Owner acknowledges that Agent currently uses MRI DOS for its accounting needs and will be migrating to JD Edwards Suite of Accounting Products. Any unique software required by Owner to be used at Agent's home office shall be reimbursed by Owner to Agent. In addition, Owner agrees to reimburse Agent for the cost of any computer equipment and software residing at the Premises which is necessary to administer, maintain and communicate data which is required by Owner and Manager. At the termination of this Agreement, such equipment and software will remain the property of Owner.

   The following expenses or costs incurred by or on behalf of Agent in connection with the management and leasing of the Premises shall be the sole cost and expense of Agent and shall not be reimbursable by Owner:

      (a) cost of gross salary and wages, payroll taxes, insurance, worker's compensation, pension benefits and any other fringe benefits and fringe benefits-related costs of Agent's personnel except such cost pertaining to personnel employed by Agent in accordance with Paragraph 2.1(b) hereof;

      (b) general accounting and reporting services, as such services are considered to be within the reasonable scope of Agent's responsibility to Owner;

      (c) costs of forms, stationery, ledgers and other supplies and equipment used in Agent's home office or regional home office;

      (d) cost or pro rata cost of Agent's standard electronic data processing equipment located at Agent's home or regional offices;

      (e) cost or pro rata cost of electronic data processing, for data processing provided by computer service companies when provided in lieu of item (d) above;

      (f) cost of all related expenses, compensation, salary, bonuses, fringe and fringe-related costs by Agent to Agent's employees, except such costs pertaining to employees employed by Agent in accordance with Paragraph 2.1(b) hereof;

      (g) cost attributable to losses arising from criminal acts or from gross negligence or fraud on the part of Agent's associates or employees;

      (h) cost for meals, travel and hotel accommodations for Agent's home office or regional office personnel who travel to and from the Premises or Owner's office, except as provided in Section 2.5;

      (i) cost of automobile purchase and/or rental, except if furnished or approved by Owner;

      (j) except as otherwise provided in EXHIBIT A attached hereto, expenses incurred in connection with the leasing of the Premises, it is being understood and agreed, however, that Agent shall be reimbursed for advertising expenses incurred in connection with the leasing of the Premises up to the amount approved in the Annual Budget; and

      (k) fees and expenses of consultants and counsel retained without Owner's prior approval.

                                   ARTICLE V

                        DURATION, TERMINATION, DEFAULT

   5.1 This agreement shall become effective on the date hereof, subject to receipt of approval by Owner's lender.

   5.2 Subject to earlier termination as hereinafter provided, this Agreement shall terminate on THE FIRST ANNIVERSARY OF THE DATE HEREOF (the "Initial Term"). At the conclusion of the Initial Term, this Agreement shall be automatically renewed on a year-to-year basis (subject to the termination rights provided in this Agreement) unless either party gives notice to the other of its election not to renew the term of this Agreement for the next and succeeding annual periods. Such notice of termination must be given to the other party at least sixty (60) days (in the case of a termination by Owner) or one hundred eighty (180) days (in the case of a termination by Agent) prior to the expiration of the then-current term of this Agreement. In addition, Owner may terminate this Agreement at any time upon sixty (60) days prior written notice and the Agent may terminate this Agreement at any time upon ninety (90) days prior written notice.

   5.3 AGENT DEFAULT; OWNER TERMINATION: It shall be an Event of Default under this Agreement on the part of Agent if Agent shall default in any material respect in performing any of its obligations under this Agreement and such default shall not be cured within 30 days after written notice thereof is given by Owner to Agent (or, if the default in question is curable but is of such nature that it cannot reasonably be completely cured within such 30-day period, if Agent does not promptly after receiving such notice commence to cure such default and thereafter proceed with reasonable diligence to complete the curing thereof). If an Event of Default by Agent shall occur, Owner shall have the right to terminate this Agreement by written notice given to Agent, and upon the giving of such notice this Agreement and the term hereof shall terminate without any obligation on the part of Owner to make any payments to Agent hereunder except as hereinafter provided.

   5.3(a) If at any time during the term of this Agreement any involuntary petition in bankruptcy or similar proceeding shall be filed against Agent seeking its reorganization, liquidation or appointment of a receiver, trustee or liquidator for it or for all or substantially all of its assets, and such petition shall not be dismissed within 90 days after the filing thereof, or if Agent shall:

      (i) apply for or consent in writing to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets;

      (ii) file a voluntary petition in bankruptcy or admit in writing its inability to pay its debts as they become due;

      (iii) make a general assignment for the benefit of creditors;

      (iv) file a petition or an answer seeking reorganization or an arrangement with creditors or take advantage of any insolvency law; or

      (v) file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceedings;

      (vi) itself or one of its agents or employees shall engage in any fraud, gross negligence or willful misconduct in the performance of the Agent's duties under this Agreement,

then upon the occurrence of any of the above described events, Owner, at its option, may terminate this Agreement by written notice given to Agent, and upon the giving of such notice this Agreement and the term hereof shall terminate without any obligation on the part of Owner to make any payments to Agent hereunder except as hereinafter provided.

   5.3(b) Owner shall have the additional right to terminate this Agreement on at least 10 days' written notice to Agent if (a) except as otherwise provided in Article VI Agent, without Owner's prior written consent, shall assign or attempt to assign its rights or obligations under this Agreement or subcontract (except for normal service agreements or as otherwise specified in this Agreement) any of the services to be performed by Agent hereunder or (b) the premises shall be damaged or destroyed to the extent of 25% or more by fire or other casualty and Owner elects not to restore or repair the premises, or (c) there shall be a condemnation or deed in lieu thereof of 10% or more of the premises.

   5.3(c) This Agreement shall terminate at the election of the Owner upon thirty (30) days written notice to the Agent if the Premises are sold by the Owner to a non-affiliated third party purchaser or automatically if the Premises were acquired by the Owner on foreclosure of a mortgage and are subsequently redeemed. In the event the Premises are sold by the Owner to a non-affiliated third party purchaser and this agreement is not thereby terminated by the Owner, the Agent shall have the right to terminate this Agreement upon sixty (60) days prior written notice which notice must be given within (90) days after the date such sale is consummated. If the Premises are sold, Agent will not be entitled to any sales commission unless the Agent has been retained by the Owner pursuant to a separate commission arrangement.

   5.4 OWNER DEFAULT; AGENT TERMINATION: It shall be an Event of Default under this Agreement on the part of Owner if Owner shall default in any material respect in performing any of its obligations under this Agreement and such default shall not be cured within 30 days after written notice thereof is given by Agent to Owner (or, if the default in question is curable but is of such nature that it cannot reasonably be completely cured within such 30-day period, if Owner does not promptly after receiving such notice commence to cure such default and thereafter proceed with reasonable diligence to complete the curing thereof). If an Event of Default by Owner shall occur, Agent shall have the right to terminate this Agreement by written notice given to Owner, and upon the giving of such notice this Agreement and the term hereof shall terminate and Owner shall remain obligated to make the payments to Agent hereunder as provided in Section 5.9 hereof.

   5.4(a) If at any time during the term of this Agreement any involuntary petition in bankruptcy or similar proceeding shall be filed against Owner seeking its reorganization, liquidation or appointment of a receiver, trustee or liquidator for it or for all or substantially all of its assets, and such petition shall not be dismissed within 90 days after the filing thereof, or if Owner shall:

      (i) apply for or consent in writing to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets;

      (ii) file a voluntary petition in bankruptcy or admit in writing its inability to pay its debts as they become due;

      (iii) make a general assignment for the benefit of creditors;

      (iv) file a petition or an answer seeking reorganization or an arrangement with creditors or take advantage of any insolvency law; or

      (v) file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceedings; then, upon the occurrence of any such event Agent, at its option, may terminate this Agreement by written notice given to Owner, and upon the giving of such notice this Agreement and the term hereof shall terminate and Owner shall remain obligated to make any accrued payments to Agent hereunder as well as those provided in Section 5.5.

   5.4(b) Agent shall have the additional right to terminate this Agreement on at least sixty (60) days written notice to Owner if at any time Owner assigns this Agreement and its rights and obligations hereunder.

   5.5 Upon any termination of this Agreement pursuant to the provisions of this Article V, Owner shall remain obligated to pay to Agent fees and other amounts due to Agent hereunder which accrued prior to the effective date of such termination, as well as the severance costs paid by Agent to all employees of Agent employed on a full time basis at the Premises who are not offered a position of comparable salary and comparable duties by the successor agent of the Premises; such severance costs in accordance with Agent's customary severance policy, but in no event to exceed one week per year of service. Without limiting the foregoing, Agent shall be entitled to leasing commissions in accordance with the terms of this Agreement on all transactions originated during the Term (or any extension or renewal thereof) on documents signed by any tenant and delivered to Owner within four (4) months after the effective date of expiration or earlier termination of the Term, and then subsequently signed by Owner. As evidence of transactions originating during the Term, Agent shall submit to Owner, within twenty (20) days after the effective date or earlier termination of the Term, a list containing names of only those specific prospective tenants from whom Agent has, prior to the effective date of expiration or earlier termination of the Term, received written evidence of interest for space, or whom Agent has shown space at the Premises. Nothing contained in this Section 5.5 shall be deemed to waive, affect or impair (a) Owner's rights to seek recourse against Agent for damages or other relief in the event of the termination of this Agreement by Owner pursuant to Section 5.3 hereof, and (b) Agent's right to seek recourse against Owner for damages or other relief in the event of the termination of this Agreement by Agent pursuant to Section 5.4 hereof.

   5.6 Upon the expiration or earlier termination of this Agreement, Agent shall forthwith surrender and deliver to Owner any space in the Premises occupied by Agent and shall make delivery to Owner or to Owner's designee or agent, at Agent's home or regional offices or at its offices at the Premises, of the following:

      (a) a final accounting, reflecting the balance of income from and expenses of the Premises as at the date of expiration or termination of this Agreement;

      (b) any funds of Owner or tenant security or advance rent deposits, or both, held by Agent with respect to the Premises; and

      (c) all records, contracts, leases, ground leases, reciprocal easement agreements, receipts for deposits, unpaid bills, lease summaries, canceled checks, bank statements, paid bills and all other records, papers and documents and any microfilm and/or computer disk of any of the foregoing which relate to the Premises and the operation, maintenance, management and leasing thereof (but specifically excluding any proprietary software of Agent); all such data, information and documents being at all times the property of the Owner.

   In addition, Agent shall furnish all such information and take all such action as Owner shall reasonably require to effectuate an orderly and systematic termination of Agent's duties and activities under this Agreement.

   5.7 The provisions of this Article V shall survive the expiration or termination of this Agreement.

                                  ARTICLE VI

                                  ASSIGNMENT

   6.1 Except for a transfer to a "Permissible Transferee", Agent shall not assign its rights or obligations under this Agreement, either directly or by a transfer of stock or voting control either voluntarily or by operation of law. Any assignment or transfer other than to a "Permissible Transferee" shall constitute a breach of this Agreement by Agent and Owner may terminate this Agreement in accordance with Section 5.5. A "Permissible Transferee" shall mean any corporation, partnership, limited liability company, trust or other entity, more than 50% of the outstanding stock of which, or more than 50% interest in which, is owned or controlled by GGPLP L.L.C., GGP Limited Partnership, Bob Michaels, John Bucksbaum, employees of Agent or any combination thereof and (a) has a tangible net worth equal to or greater than that of Agent on the date of this Agreement and at the time of transfer, (b) employs in comparable positions substantially all of the individuals on whom Owner has relied directly or indirectly for the performance of Agent's duties hereunder and (c) has information, management and reporting systems and national contracts for the purchase of services and goods equal to or better than those of Agent at the time of assignment.

                                  ARTICLE VII

                                 MISCELLANEOUS

   7.1 Owner's Representative ("OWNERS REPRESENTATIVE") whose name and address are set forth in paragraph 2 of EXHIBIT A attached hereto shall be the duly authorized representative of Owner for the purpose of this Agreement. Agent shall be entitled to rely on the verbal or oral instructions of Owner's Representative as the authority of Owner until Agent is instructed in writing as to any change in Owner's Representative. Any statement, notice, recommendation, request, demand, consent or approval under this Agreement shall be in writing and shall be deemed given by Owner when made or given by Owner's Representative or any officer of Owner and delivered personally to an officer of Agent or mailed, addressed to Agent, at his address first above set forth in EXHIBIT A attached hereto. Either party may, by notice to the other, designate a different address for the receipt of the aforementioned communications and Owner may, by notice to Agent, from time to time, designate a different Owner's Representative to act as such. All communications mailed by one party to another shall be sent by first class mail, postage prepaid or Express Mail Service or other commercial overnight delivery service, except that notices of default shall be sent by registered or certified mail, return receipt requested, postage prepaid, Express Mail Service or other commercial overnight delivery service with receipt acknowledged in writing. Communications so mailed shall be deemed given or served on the date mailed. Notwithstanding the foregoing, any notice, requests, consent, approvals and other communications, other than notices of default or approvals of Annual Budgets, and other communications, approvals or agreements which are required by the express terms of other provisions of this Agreement to be in writing, may be given by telegram, telephonic communication or orally in person. Agent and Owner shall furnish to the other the names and telephone numbers of one or more persons who can be reached at any time during the term of this Agreement in the event of an emergency.

   7.2 Agent shall, at its own expense, qualify to do business and obtain and maintain such licenses as may be required for the performance by Agent of its services.

   7.3 Each provision of this Agreement is intended to be severable. If any term or provision hereof shall be determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such provision shall be severed from this Agreement and shall not affect the validity of the remainder of this Agreement.

   7.4 In the event either of the parties hereto shall institute any action or proceeding against the other party relating to this Agreement, the unsuccessful party in such action or proceeding shall reimburse the successful party for its disbursements incurred in connection therewith and for its reasonable attorney's fees as fixed by the court.

   7.5 No consent or waiver, express or implied, by either party hereto or of any breach of default by the other party in the performance by the other of its obligations hereunder shall be valid unless in writing, and no such consent or waiver shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such party hereunder. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder. The granting of any consent or approval in any one instance by or on behalf of Owner shall not be construed to waive or limit the need for such consent in any other or subsequent instance.

   7.6 The venue of any action or proceeding brought by either party against the other arising out of this Agreement shall, to the extent legally permissible, be in the state in which the Premises are located.

   7.7 This Agreement may not be changed or modified except by an agreement in writing executed by each of the parties hereto. This Agreement constitutes all of the understandings and agreements between the parties in connection with the agency herein created.

   7.8  Intentionally Deleted.

   7.9 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns, but shall not inure to the benefit of, or be enforceable by, any other person or entity.

   7.10 Nothing contained in this Agreement shall be construed as making Owner and Agent partners or joint venturers or as making either of such parties liable for the debts or obligations of the other, except as in this Agreement is expressly provided.

   7.11 This Agreement and the rights of Agent hereunder shall be subject and subordinate to the rights of Owner's mortgage lender and mezzanine lender and upon the request of Owner, the Agent shall enter into subordination agreement with Owner's mortgage lender and mezzanine lender containing such terms and conditions as are required by such lenders.

   7.12 Agent shall offer employment on a provisional basis to the five (5) employees of the current property manage who are based at the Premises effective on the date of this Agreement on substantially the same terms as they currently employed.

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            OWNER:
                                            PARK PLAZA MALL, LLC, a Delaware
                                              limited liability company

                                            By: PARK PLAZA 3, LLC, a Delaware
                                                limited liability company, it
                                                general manager

                                                  By:
                                                      -------------------------
                                                  Its:
                                                      -------------------------

                                              AGENT:
                                              GENERAL GROWTH MANAGEMENT, INC.

                                              By:
                                                  -----------------------------
                                                  Its: Authorized Officer

                                   EXHIBIT A

 1. PREMISES (1.1)

    See Attachment 1.1

 2. NAME AND ADDRESS OF OWNER'S REPRESENTATIVE (7.1)
    Anne N. Zahner, Executive Vice President
    Radiant Partners, LLC
    1212 Avenue of Americas
    New York, New York 10036

    NAME AND ADDRESS OF AGENT (7.1)
    General Growth Management, Inc.
    110 North Wacker Drive
    Chicago, Illinois 60606

 3. Limit of amount authorized for non-emergency purchases and repairs (2.1(a) and (c)); $30,000.00.

 4. NAME OF BANKS (2.1(g)):

  BANK      DESCRIPTION OF BANK ACCOUNTS
  ----      ----------------------------
  To Be Established by Owner's Representative

 5. MANAGEMENT COMMISSIONS (4.1):

   Owner agrees to pay Agent as compensation for its management services hereunder an amount per annum equal to Four and One-half percent (4.5%) of the total minimum rent and Percentage/Overage Rents from the Premises, exclusive of all other occupancy charges such as CAM, Real Estate Taxes, marketing and specialty leasing income, services and utilities. Such management commission shall be payable monthly based on actual collected. Agent shall be entitled to receive the management commission on the pro rata portion of rents received by Owner after the termination of this Agreement but applicable to time periods prior to the termination of this Agreement.

 6. ADDITIONAL AMOUNTS PAYABLE TO AGENT:

   TENANT COORDINATION FEE: Owner agrees to pay Agent, to defray in-house expenses associated with reviewing tenant's plans and providing coordination tenant's occupancy of the leased premises the sum of Three Thousand Dollars ($3,000.00) per each new tenant construction, and One Thousand Five Hundred Dollars ($1,500.00) per renewal tenant whose renewal work (combined landlord and tenant work) exceeds $30,000--except any renewal where the combined tenant work and landlord work will exceed $100,000--in which case the Tenant Coordination Fee for such renewal will then be Three Thousand Dollars ($3,000.00).

   LEASING COMMISSIONS: Owner agrees to pay Agent the greater of 4.75% of the base minimum rent or Two and 50/100 Dollars ($2.50) per square foot of gross leasable area for each new lease Owner agrees to pay Agent the greater of 2.75% of the base minimum rent or One and 50/100 Dollars ($1.50) per square foot of gross leasable area for each renewal lease or extension. If the commission is calculated on the basis of a percentage of base minimum rent, the commission shall be calculated for a maximum of a ten (10) year term.

   For purposes of Leasing Commissions hereunder, any lease for an ATM, customer service booth, permanent kiosk or in-line space of less than 300 square feet shall be deemed to be 300 square feet in size for purposes of calculating the Leasing Commission.

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   In the instance of New Lease leasing fees, the commission shall be payable
   50% upon Lease execution, and the remaining 50% upon tenant opening for business. In the instance of renewal leasing fees, the commission shall be payable 100% upon renewal document execution.

   Leasing Fees for either "Gross Deals" or "Percentage In Lieu" deals will be determined on a case by case basis.

   SPECIALTY LEASING: Owner agrees to pay Agent the following as compensation:

   For temporary tenants or licensees, an amount equal to ten percent (10%) of the minimum rent collected up to $325,000; and twenty percent (20%) of the minimum rent collected over $325,000. For purposes of this paragraph, a temporary tenant or licensee is one whose occupancy of space is limited to less than one (1) year.

   INITIATION/TRANSITION FEE:

   In addition to the Management Commission listed directly above, Owner agrees to pay to Agent, within 30 days of receipt of invoice by Owner, $5,000.00, to partially offset the takeover costs relating to human resources (excluding unemployment claims and severance packages that may occur as a result of the transition), administering benefits, payroll, and initial accounting setup, and to partially offset initial travel expenses of Agent's regional personnel. Agent agrees to make good faith efforts to minimize the costs related to such transition.

   DEPARTMENT STORE FEE SCHEDULE:

   (a) Department Store Consultations: Subject to prior approval by Owner for each consultation, Owner shall be responsible for the actual reasonable expenses directly related to travel, plus time billed at the hourly rate of $182.00 per hour for Senior Vice President, and/or Director of Department Stores. Approved Costs will be billed and payable on a monthly basis.

   (b) Addition of Big Box/Department Store:

      (i) New Department Store Agreement:$1.50 per square of gross building area from 30,001 up to 100,000 square feet; plus $1.25 per square foot of gross building area from 100,001 square feet and over. Notwithstanding the foregoing, as to the vacant lower level theatre space, the commission shall be $3.00 per square foot provided the space is leased in substantially the present configuration. If the space is subdivided, this $3.00 per square foot fee shall not apply, and shall revert to the applicable leasing commissions set forth above. The fee shall be deemed earned and payable to Agent upon execution of a lease by Owner and tenant, or recordation of a Deed.

      (ii) Operating Covenant: To Be Mutually Agreed Upon.

   (c) Department Store Recapture:

      (i) Recapture Fee: To Be Mutually Agreed Upon.

   (d) Extension, Renewal of Lease, Additional Space Taken: To Be Mutually Agreed Upon.

   (e) Department Store Approvals:

      (i) Approvals, including REA Modifications: To Be Mutually Agreed Upon.

   (f) Major Tenant (Big Box) Deals:

      (i) Lease. As noted above in the Leasing Commissions Section

      (ii) Sale: To Be Mutually Agreed Upon.

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 7. DEVELOPMENT SERVICES (2.1(q)):

      (i) Notwithstanding anything to the contrary contained herein, the parties acknowledge that it is not within the contemplation of this Agreement or the fee structure included herein that the Agent perform any services with respect to the following: any "due diligence" or similar efforts relating to any financing, refinancing or sale or disposition of the Premises; zoning of the Premises; performing or supervising any extensive alteration or renovation to the Premises; site acquisitions of additional ground for the expansion of the Premises; reconstruction after casualty or condemnation; leasing, management, or construction relating to any proposed or implemented expansion of the Premises or work generally classified as "development" work in connection with the same; renewals or renegotiation of leases or other agreements with department stores if such involves substantial changes from existing documents (including, without limitation, negotiation of new leases, renewal leases, operating covenants, renovation provisions, expansion rights, and like matters); or replacement of department store tenancies. If the Agent proposes to perform such work or if the Owner requests the Agent to perform any of the foregoing, prior to undertaking the performance thereof, the Agent shall submit to the Owner for its approval a written proposal indicating the nature, extent and cost thereof, including the Agent's fee and payment provisions thereof for so performing such work and upon acceptance of such proposal the Owner shall pay the Agent in accordance therewith.

 8. ANCILLIARY INCOME FEE(2.9):

   In addition to the retainer fee set forth in Section 2.9, Owner shall pay to Agent or GGMS a fee equal to ten percent (10%) of all cash receipts received from or in connection with miscellaneous revenue producing transactions, contracts, ancillary programs, events and activities for those transactions, contracts, ancillary programs, events and activities in place prior to this Agreement's commencement, and thereafter twenty percent (20%) of all cash receipts received from or in connection with Agent's or GGMS's miscellaneous revenue producing transactions, contracts, ancillary programs, events and activities for its services incident to contracting and managing these revenue-producing transactions, contracts, programs, events and activities for Agent's or GGMS's services incident to contracting and managing these revenue-producing transactions, contracts, programs, events and activities. Notwithstanding the foregoing Agent understands that any transactions, contracts, ancillary programs, events and activities in existence and/or initiated before the commencement of this Agreement and continuing after the commencement of this Agreement shall nonetheless be subject to the 10% fee and not the 20% fee.

 9. OTHER REQUESTED SERVICES:

   If Owner requests Agent to provide its personnel for non-routine services which Agent is not obligated elsewhere in this Agreement to perform or compensation for which is not provided in this Agreement, including security analysis, Owner and Agent shall negotiate a mutually acceptable fee or other compensation for the services contemplated. The terms for payment of such fee or compensation shall also be established.

10. OWNER'S APPROVED COUNSEL (2.1 (h)): David A. Couch, Suite 150 Plaza West Building, 415 North McKinley Street, Little Rock, Arkansas 72205

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                                   EXHIBIT B

                            FORM OF MONTHLY REPORT

   All reports will be in conformity with forms and procedures of Owner made known to Agent or as set forth below:


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                                   EXHIBIT C

                              LEASING GUIDELINES

   Agent shall use a form or forms of lease which have been prepared and submitted to Owner for their prior review and approval. Agent will negotiate and make modifications to such forms as directed by Owner, or as necessary or appropriate with respect to the needs of the particular transactions, utilizing methods and techniques consistent with prevailing practices employed in management and leasing of shopping centers.

   All essential financial and business terms and provisions of the lease, including construction and improvements of the leasehold, shall be presented for Owner's approval. Tenant-signed leases presented by Agent for Owner's review and execution shall be consistent with such terms and conditions previously approved by Owner, or with such deviations or modifications identified for Owner's review. Execution of tenant-signed leases that are presented by Agent for Owner's signature will acknowledge Owner's approval of the lease, its form, its terms and provisions.

   No lease or other agreement shall be entered into, modified, canceled or extended if the consent of any mortgagee or ground lessor is required unless such consent has been obtained. Agent will notify Owner when such consent is required.

   For each lease submitted by Agent, Agent will provide the following supporting information:

      1. A lease analysis that includes the net present value calculated for the period through any early termination right and for the period through the end of the initial term.

      2.  Comparables including material lease terms and sales estimates.

      3.  Tenant financial information for local and regional tenants.

      4.  Verification of references for local and regional tenants.

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                                ATTACHMENT 1.1
                              (LEGAL DESCRIPTION)

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